CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Exhibit 5.1

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

FORM OF OPINION OF DAVIS POLK & WARDWELL LLP

Venture Global, Inc.

1001 19th Street North, Suite 1500

Arlington, VA 22209

Ladies and Gentlemen:

Venture Global, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (the “Registration Statement”) and the related prospectus (the “Prospectus”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), [•] shares of its Class A common stock, par value $0.01 per share (the “Securities”), including [•] shares subject to the underwriters’ option to purchase additional shares, as described in the Registration Statement.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when the price at which the Securities to be sold has been approved by or on behalf of the Board of Directors of the Company and when the Securities have been issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the prospectus which is a part of the Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

In connection with the opinion expressed above, we have assumed (i) the filing of the Second Amended and Restated Certificate of Incorporation (in the form filed as Exhibit 3.1 to the Registration Statement) with the Secretary for the State of Delaware and the effectiveness thereof under Delaware Law and (ii) the adoption of the Third Amended and Restated By-Laws of the Company (in the form filed as Exhibit 3.2 to the Registration Statement), each at or prior to the time of delivery of the Shares.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

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